UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            April 30, 2012 (April 24, 2012)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35204	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code        (615) 665-6000

          Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________

Item 1.01	Entry into a Material Definitive Agreement

On April 24, 2012, Vanguard Health Holding Company II, LLC (“VHS Holdco II”), a subsidiary of Vanguard Health Systems, Inc. (the “Company”), and the guarantors named therein, including the Company and certain of its subsidiaries, entered into an Incremental Commitment Agreement with Citicorp North America, Inc. (“CNAI”), JPMorgan Chase Bank, N.A. (“JPMorgan”), Royal Bank of Canada (“RBC”), Wells Fargo Bank,  N.A. (“Wells Fargo” and together with CNAI, JPMorgan and RBC, the “Incremental Revolving Lenders”), and Bank of America, N.A., as Administrative Agent, Swingline Lender and Issuing Lender (the “Administrative Agent”), pursuant to which the Incremental Revolving Lenders agreed to provide additional revolving loan commitments that increased the borrowing capacity under the Company’s senior secured revolving credit facility (the “Revolving Credit Facility”) from $260 million to $365 million. The terms of the Revolving Credit Facility are provided in that certain Credit Agreement, dated as of January 29, 2010 (the “Credit Agreement”), among VHS Holdco II, Vanguard Health Holding Company I, LLC, the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and the other parties thereto. The increased commitments of the Incremental Revolving Lenders become effective upon the Company’s satisfaction of certain conditions on or prior to August 31, 2012, including the payment of an upfront fee to the Incremental Revolving Lenders and the delivery to the Administrative Agent of (i) a legal opinion,(ii) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each mortgaged property and evidence of flood insurance, if required, and (iii) an officer’s certificate signed by an authorized officer of VHS Holdco II. The Revolving Credit Facility matures on January 29, 2015.

The Incremental Revolving Lenders and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Incremental Revolving Lenders and certain of their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Affiliates of the Incremental Revolving Lenders also act as lenders and/or agents under the Credit Agreement and receive customary fees and expense reimbursement as consideration therefor. In addition, affiliates of certain of the Incremental Revolving Lenders also served as initial purchasers in connection with the Company’s offering of 8.0% Senior Notes due 2018 and 7.75% Senior Notes due 2019 and as underwriters in connection with the Company’s initial public offering of common stock.

The foregoing summary of the Incremental Commitment Agreement is qualified in its entirety by reference to the Incremental Commitment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The exhibit filed as part of this Current Report on Form 8-K is listed in the Exhibit Index, which is located at the end of this Current Report on Form 8-K.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:   April 30, 2012                                    VANGUARD HEALTH SYSTEMS, INC.
                                                                                                (Registrant)

                                                                        BY: /s/ James H. Spalding
                                                                               James H. Spalding
                                                                               Executive Vice President, General Counsel & Secretary

VANGUARD HEALTH SYSTEMS, INC.

EXHIBIT INDEX

Exhibit No.	Description

10.1

Incremental Commitment Agreement, dated as of April 24, 2012, between Vanguard Health Holding Company II, LLC, Vanguard Holding Company II, Inc., Vanguard Health Holding Company I, LLC, Vanguard Health Systems, Inc. and the other guarantors named therein, Citicorp North America, Inc., JPMorgan Chase Bank, N.A., Royal Bank of Canada, Wells Fargo Bank, N.A. and Bank of America, N.A., as Administrative Agent, Swingline Lender and Issuing Lender.